Exhibit 10.3

RENEWAL OF

EMPLOYMENT AGREEMENT BETWEEN

DREW K. HOSTETTER AND

SUSQUEHANNA BANCSHARES, INC.

As of Wednesday, January 16, 2002 employment of Drew K. Hostetter is hereby deemed to be renewed for three (3) years under the terms and conditions per the employment agreement dated March 12, 2001, but effective as of February 28, 2001, as amended.

The base salary as per Section 4.1 will be $281,960 per year.

Attest:	SUSQUEHANNA BANCSHARES, INC.

/s/ Lisa M. Cavage	By: /s/ William J. Reuter
Secretary	President and Chief Executive Officer

(SEAL)

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